Exhibit 99.1

Azitra, Inc. Announces Cancellation of 2026 Special Meeting of Stockholders

BRANFORD, Conn., March 5, 2026 /PRNewswire/ — Azitra, Inc. (NYSE American: AZTR) (“Azitra” or the “Company”), a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology, today announced that it has cancelled the Company’s special meeting of stockholders that was originally scheduled for February 6, 2026, but was adjourned due to a lack of quorum until March 6, 2026.

About Azitra

Azitra, Inc. is a clinical stage biopharmaceutical company focused on developing innovative therapies for precision dermatology. Azitra’s lead program, ATR-12, uses an engineered strain of S. epidermidis designed to treat Netherton syndrome, a rare, chronic skin disease with no approved treatment options. Netherton syndrome may be fatal in infancy with those living beyond a year having profound lifelong challenges. The ATR-12 program includes a Phase 1b clinical trial in adult Netherton syndrome patients. ATR-04, Azitra’s additional advanced program, utilizes another engineered strain of S. epidermidis for the treatment of EGFR inhibitor (“EGFRi”) associated rash. Azitra has received Fast Track designation from the FDA for EGFRi associated rash, which impacts approximately 150,000 people in the U.S. Azitra has an open IND for its ATR-04 program in patients with EGFRi associated rash. The ATR-12 and ATR-04 programs were developed from Azitra’s proprietary platform of engineered proteins and topical live biotherapeutic products that includes a microbial library comprised of approximately 1,500 bacterial strains. The platform is augmented by artificial intelligence and machine learning technology that analyzes, predicts, and helps screen the library of strains for drug like molecules. For more information, please visit https://azitrainc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected timing of stockholder approval, statements about our clinical and preclinical programs and corporate and clinical/preclinical strategies.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing of stockholder approval; the timing of clinical trials and their results as we may experience delays in the provision of results for ATR-12 and/or ATR-04 or, if we do, that such data may not be favorably received; the safety and efficacy of our product candidates; possible delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described or incorporated by reference in our annual report on Form 10-K filed with the United States Securities and Exchange Commission on February 27, 2026. Azitra explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact

Norman Staskey

Chief Financial Officer

staskey@azitrainc.com

Investor Relations

Tiberend Strategic Advisors, Inc.

Jon Nugent

205-566-3026

jnugent@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

646-577-8520
cmcdonald@tiberend.com